EXHIBIT 32.2


                           SECTION 1350 CERTIFICATION


     In connection with the Quarterly Report of Star Financial Direct Placement, Inc. (the "Company") on Form 10-Q for the quarter ending March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Lawrence M. Simons, Sr. M.D., Secretary and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: May 12, 2008



                                        By: /s/ LAWRENCE M. SIMONS, SR. M.D.
                                            ________________________________
                                                Lawrence M. Simons, Sr. M.D.
                                                Secretary and Treasurer